Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

FURNISHED PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of QAD Inc. (the "Company") on Form 10-Q for the period ending July 31, 2018 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Pamela M. Lopker, President of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: September 7, 2018

/s/ PAMELA M. LOPKER
Pamela M. Lopker
President
(Principal Executive Officer) QAD Inc.

In connection with the Quarterly Report of QAD Inc. (the "Company") on Form 10-Q for the period ending July 31, 2018 filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Daniel Lender, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: September 7, 2018

/s/ DANIEL LENDER
Daniel Lender
Chief Financial Officer
(Principal Financial Officer) QAD Inc.